Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FIRST QUARTER 2023 RESULTS;
INCREASES QUARTERLY DIVIDEND TO $0.76 PER SHARE

	First Quarter Results
	U.S. GAAP		Adjusted
	Q1 2023	Q1 2022	Q1 2023	Q1 2022
Net Revenues ($ mm)	$572.1	$722.9	$577.8	$728.3
Operating Income ($ mm)	$106.9	$209.4	$115.5	$214.8
Net Income Attributable to Evercore Inc. ($ mm)	$83.4	$158.0	$93.3	$173.3
Diluted Earnings Per Share	$2.06	$3.79	$2.16	$3.80
Compensation Ratio	64.1%	59.4%	63.5%	59.0%
Operating Margin	18.7%	29.0%	20.0%	29.5%
Effective Tax Rate	14.9%	16.4%	15.2%	17.1%

Business and Financial Highlights	■	First Quarter Net Revenues of $572.1 million on a U.S. GAAP basis and $577.8 million on an Adjusted basis decreased 21% on both a U.S. GAAP and an Adjusted basis versus First Quarter 2022

	■	Evercore advised Blackstone on its $4.6 billion acquisition of Cvent, highlighting the results of our more intensive financial sponsor coverage effort, and represented the Special Committee of Diversey Holdings on its $4.6 billion sale to Solenis, a portfolio company of Platinum Equity

	■	Our Restructuring team, which is one of the most active groups in the industry, continues to benefit from increased activity advising clients on complex liability management situations

	■	Our Private Capital Advisory, Private Funds Group, and Real Estate Capital Advisory teams received multiple awards in the quarter from several publications, including Private Equity International, Private Debt Investors and PERE

	■	Evercore served as a bookrunner on the two largest follow-on offerings in the quarter, American Water Works $1.7bn and AerCap’s $1.3bn follow-on offerings, while continuing to build our strength in Healthcare ECM

Talent	■	Tim LaLonde became CFO of Evercore effective March 6

	■	One Advisory Senior Managing Director joined Evercore in the first quarter; Joy Savchenko, in our Private Capital Advisory business

	■	One Advisory Senior Managing Director joined Evercore in April; Scott Silverglate, in the technology sector, and one Advisory Senior Managing Director will join Evercore in late April; Lyle Schwartz, in our EMEA Equity Capital Markets business

	■	In addition, one Advisory Senior Managing Director is committed to join later in the year, in the technology sector

Capital Return	■	Increased quarterly dividend 6% to $0.76 per share

	■	Returned $327.8 million to shareholders during the quarter through dividends and repurchases of 2.2 million shares at an average price of $132.20

NEW YORK, April 26, 2023 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2023.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "Evercore’s commitment to our clients, extraordinary talent, and diverse capabilities position us well for the opportunity that lies ahead. We remain focused on investing in our business to drive long-term growth."

Roger C. Altman, Founder and Senior Chairman, "Global financial market conditions have proved challenging for our business so far this year. But, historically, Evercore gains market share when there are market headwinds, and I am expecting that again."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-7 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Special Charges, Including Business Realignment Costs, have been excluded from Adjusted Net Income Attributable to Evercore Inc. These charges in 2023 relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2023 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2022 are included in pages A-2 to A-7.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2023	March 31, 2022	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$462,562	$624,564	(26%)
Underwriting Fees	22,883	36,306	(37%)
Commissions and Related Revenue	48,065	50,898	(6%)
Investment Management:
Asset Management and Administration Fees	15,958	17,115	(7%)
Other Revenue, net	22,675	(6,029)	NM
Net Revenues	$572,143	$722,854	(21%)

	Three Months Ended
	March 31, 2023	March 31, 2022	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions	217	223	(3%)
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions	78	86	(9%)

Total Number of Underwriting Transactions(1)	14	14	—%
Total Number of Underwriting Transactions as a Bookrunner(1)	12	13	(8%)

1. Includes Equity and Debt Underwriting Transactions.

	As of March 31,
	2023	2022	% Change
Assets Under Management ($ mm)(1)	$11,017	$11,553	(5%)

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – First quarter Advisory Fees decreased $162.0 million, or 26%, year-over-year, reflecting a decline in revenue earned from large transactions during the first quarter of 2023, as well as a decrease in the number of Advisory fees earned.

Underwriting Fees – First quarter Underwriting Fees decreased $13.4 million, or 37%, year-over-year, reflecting a decrease in average fee size of the transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – First quarter Commissions and Related Revenue decreased $2.8 million, or 6%, year-over-year, primarily reflecting lower trading revenues.

Asset Management and Administration Fees – First quarter Asset Management and Administration Fees decreased $1.2 million, or 7%, year-over-year, driven by a decrease in fees from Wealth Management clients, as associated AUM decreased 5%, primarily from market depreciation.

Other Revenue – First quarter Other Revenue, net, increased $28.7 million year-over-year, primarily reflecting a shift from losses of $5.2 million in the first quarter of 2022 to gains of $9.4 million in the first quarter of 2023 on our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program. The increase from 2022 was partially offset by a $1.3 million gain on the sale of a portion of our interests in ABS that occurred during the first quarter of 2022.

Expenses

	U.S. GAAP
	Three Months Ended
	March 31, 2023	March 31, 2022	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$366,872	$429,735	(15%)
Compensation Ratio	64.1%	59.4%
Non-Compensation Costs	$95,446	$83,755	14%
Non-Compensation Ratio	16.7%	11.6%
Special Charges, Including Business Realignment Costs	$2,921	$—	NM

Employee Compensation and Benefits – First quarter Employee Compensation and Benefits decreased $62.9 million, or 15%, year-over-year, reflecting a compensation ratio of 64.1% for the first quarter of 2023 versus 59.4% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. The Compensation Ratio was also impacted by lower revenues (with the exception of Other Revenue, as described above) in the current year period compared to the first quarter of 2022. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter Non-Compensation Costs increased $11.7 million, or 14%, year-over-year, primarily driven by an increase in travel and related expenses and an increase in bad debt expense. The first quarter Non-Compensation ratio of 16.7% increased from 11.6% for the prior year period.

Special Charges, Including Business Realignment Costs – First quarter 2023 Special Charges, Including Business Realignment Costs, relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Effective Tax Rate

The first quarter effective tax rate was 14.9% versus 16.4% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter provision for income taxes for 2023 reflects an additional tax benefit of $13.7 million versus $19.0 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-7 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended
	March 31, 2023	March 31, 2022	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$462,633	$624,938	(26%)
Underwriting Fees	22,883	36,306	(37%)
Commissions and Related Revenue	48,065	50,898	(6%)
Investment Management:
Asset Management and Administration Fees(2)	17,355	19,253	(10%)
Other Revenue, net	26,846	(3,073)	NM
Net Revenues	$577,782	$728,322	(21%)

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.1 million and $0.4 million for the three months ended March 31, 2023 and 2022, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $1.4 million and $2.1 million for the three months ended March 31, 2023 and 2022, respectively.

See page 4 for additional business metrics.

Advisory Fees – First quarter adjusted Advisory Fees decreased $162.3 million, or 26%, year-over-year, reflecting a decline in revenue earned from large transactions during the first quarter of 2023, as well as a decrease in the number of Advisory fees earned.

Underwriting Fees – First quarter Underwriting Fees decreased $13.4 million, or 37%, year-over-year, reflecting a decrease in average fee size of the transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – First quarter Commissions and Related Revenue decreased $2.8 million, or 6%, year-over-year, primarily reflecting lower trading revenues.

Asset Management and Administration Fees – First quarter adjusted Asset Management and Administration Fees decreased $1.9 million, or 10%, year-over-year, primarily attributed to a decrease in fees from Wealth Management clients, as associated AUM decreased 5%, primarily from market depreciation. The decrease was also driven by a 35% decrease in equity in earnings of affiliates, primarily driven by lower income earned by Atalanta Sosnoff in the first quarter of 2023.

Other Revenue – First quarter adjusted Other Revenue, net, increased $29.9 million year-over-year, primarily reflecting a shift from losses of $5.2 million in the first quarter of 2022 to gains of $9.4 million in the first quarter of 2023 on our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended
	March 31, 2023	March 31, 2022	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$366,872	$429,735	(15%)
Compensation Ratio	63.5%	59.0%
Non-Compensation Costs	$95,446	$83,755	14%
Non-Compensation Ratio	16.5%	11.5%

Employee Compensation and Benefits – First quarter adjusted Employee Compensation and Benefits decreased $62.9 million, or 15%, year-over-year, reflecting an adjusted compensation ratio of 63.5% for the first quarter of 2023 versus 59.0% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by lower revenues (with the exception of Other Revenue, as described above) in the current year period compared to the first quarter of 2022. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter adjusted Non-Compensation Costs increased $11.7 million, or 14%, year-over-year, primarily driven by an increase in travel and related expenses and an increase in bad debt expense. The first quarter adjusted Non-Compensation ratio of 16.5% increased from 11.5% for the prior year period.

Adjusted Effective Tax Rate

The first quarter adjusted effective tax rate was 15.2% versus 17.1% for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter adjusted provision for income taxes for 2023 reflects an additional tax benefit of $14.6 million versus $19.6 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of March 31, 2023, cash and cash equivalents were $579.2 million, investment securities and certificates of deposit were $803.1 million and current assets exceeded current liabilities by $1.5 billion. Amounts due related to the Notes Payable were $372.5 million at March 31, 2023.

Headcount

As of March 31, 2023 and 2022, the Company employed approximately 2,135 and 2,000 people, respectively, worldwide.

As of March 31, 2023 and 2022, the Company employed 178(1) and 172(2) total Senior Managing Directors, respectively, in its Investment Banking & Equities segment, of which 138(1) and 131(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of March 31, 2023, adjusted to include one Advisory Senior Managing Director that joined in April 2023 and one Advisory Senior Managing Director who will join in late April 2023, as well as an additional Advisory Senior Managing Director committed to join in 2023.
(2) Senior Managing Director headcount as of March 31, 2022, adjusted to include two additional Advisory Senior Managing
Directors that joined in the second and third quarters of 2022.

Deferred Compensation

During the first quarter of 2023, the Company granted to certain employees approximately 2.4 million unvested restricted stock units ("RSUs") (which were primarily granted in conjunction with the 2022 bonus awards) with a grant date fair value of approximately $325.4 million.

In addition, during the first quarter of 2023, the Company granted approximately $163 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2022 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $106.8 million and $91.2 million for the three months ended March 31, 2023 and 2022, respectively.

As of March 31, 2023, the Company had approximately 6.0 million unvested RSUs with an aggregate grant date fair value of $748.0 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of March 31, 2023, the Company expects to pay an aggregate of $352.2 million related to our deferred cash compensation program at various dates through 2027, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On April 25, 2023, the Board of Directors of Evercore declared a quarterly dividend of $0.76 per share to be paid on June 9, 2023 to common stockholders of record on May 26, 2023.

During the first quarter, the Company repurchased 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $131.79, and 1.3 million shares at an average price per share of $132.50 in open market transactions pursuant to the Company's share repurchase program. The aggregate 2.2 million shares were acquired at an average price per share of $132.20.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 26, 2023, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 225-9448 (toll-free domestic) or (203) 518-9708 (international); passcode: EVRQ123. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contact:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2022, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2023 AND 2022
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022

Revenues
Investment Banking & Equities:
Advisory Fees	$462,562	$624,564
Underwriting Fees	22,883	36,306
Commissions and Related Revenue	48,065	50,898
Asset Management and Administration Fees	15,958	17,115
Other Revenue, Including Interest and Investments	26,846	(1,779)
Total Revenues	576,314	727,104
Interest Expense(1)	4,171	4,250
Net Revenues	572,143	722,854

Expenses
Employee Compensation and Benefits	366,872	429,735
Occupancy and Equipment Rental	20,379	19,177
Professional Fees	24,137	24,146
Travel and Related Expenses	15,203	7,826
Communications and Information Services	15,735	16,028
Depreciation and Amortization	6,573	7,110
Execution, Clearing and Custody Fees	2,765	2,797
Special Charges, Including Business Realignment Costs	2,921	—
Other Operating Expenses	10,654	6,671
Total Expenses	465,239	513,490

Income Before Income from Equity Method Investments and Income Taxes	106,904	209,364
Income from Equity Method Investments	1,468	2,512
Income Before Income Taxes	108,372	211,876
Provision for Income Taxes	16,131	34,782
Net Income	92,241	177,094
Net Income Attributable to Noncontrolling Interest	8,863	19,078
Net Income Attributable to Evercore Inc.	$83,378	$158,016

Net Income Attributable to Evercore Inc. Common Shareholders	$83,378	$158,016

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,510	39,176
Diluted	40,439	41,708

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.17	$4.03
Diluted	$2.06	$3.79

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Gain on Sale of Interests in ABS. The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Revenues - U.S. GAAP	$572,143	$722,854
Income from Equity Method Investments (1)	1,468	2,512
Interest Expense on Debt (2)	4,171	4,250
Gain on Sale of Interests in ABS (3)	—	(1,294)
Net Revenues - Adjusted	$577,782	$728,322

Other Revenue, net - U.S. GAAP	$22,675	$(6,029)
Interest Expense on Debt (2)	4,171	4,250
Gain on Sale of Interests in ABS (3)	—	(1,294)
Other Revenue, net - Adjusted	$26,846	$(3,073)

Operating Income - U.S. GAAP	$106,904	$209,364
Income from Equity Method Investments (1)	1,468	2,512
Pre-Tax Income - U.S. GAAP	108,372	211,876
Gain on Sale of Interests in ABS (3)	—	(1,294)
Special Charges, Including Business Realignment Costs (4)	2,921	—
Pre-Tax Income - Adjusted	111,293	210,582
Interest Expense on Debt (2)	4,171	4,250
Operating Income - Adjusted	$115,464	$214,832

Provision for Income Taxes - U.S. GAAP	$16,131	$34,782
Income Taxes (5)	774	1,143
Provision for Income Taxes - Adjusted	$16,905	$35,925

Net Income Attributable to Evercore Inc. - U.S. GAAP	$83,378	$158,016
Gain on Sale of Interests in ABS (3)	—	(1,294)
Special Charges, Including Business Realignment Costs (4)	2,921	—
Income Taxes (5)	(774)	(1,143)
Noncontrolling Interest (6)	7,726	17,732
Net Income Attributable to Evercore Inc. - Adjusted	$93,251	$173,311

Diluted Shares Outstanding - U.S. GAAP	40,439	41,708
LP Units (7)	2,756	3,943
Unvested Restricted Stock Units - Event Based (7)	12	12
Diluted Shares Outstanding - Adjusted	43,207	45,663

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$2.06	$3.79
Diluted Earnings Per Share - Adjusted	$2.16	$3.80

Operating Margin - U.S. GAAP	18.7%	29.0%
Operating Margin - Adjusted	20.0%	29.5%

Effective Tax Rate - U.S. GAAP	14.9%	16.4%
Effective Tax Rate - Adjusted	15.2%	17.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2023
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended March 31, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$462,562	$71	(1)	$462,633
Underwriting Fees	22,883	—		22,883
Commissions and Related Revenue	48,065	—		48,065
Other Revenue, net	21,301	4,171	(2)	25,472
Net Revenues	554,811	4,242		559,053

Expenses:
Employee Compensation and Benefits	357,071	—		357,071
Non-Compensation Costs	92,009	—		92,009
Special Charges, Including Business Realignment Costs	2,921	(2,921)	(4)	—
Total Expenses	452,001	(2,921)		449,080

Operating Income (a)	$102,810	$7,163		$109,973

Compensation Ratio (b)	64.4%			63.9%
Operating Margin (b)	18.5%			19.7%

	Investment Management Segment
	Three Months Ended March 31, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,958	$1,397	(1)	$17,355
Other Revenue, net	1,374	—		1,374
Net Revenues	17,332	1,397		18,729

Expenses:
Employee Compensation and Benefits	9,801	—		9,801
Non-Compensation Costs	3,437	—		3,437
Total Expenses	13,238	—		13,238

Operating Income (a)	$4,094	$1,397		$5,491

Compensation Ratio (b)	56.5%			52.3%
Operating Margin (b)	23.6%			29.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended March 31, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$624,564	$374	(1)	$624,938
Underwriting Fees	36,306	—		36,306
Commissions and Related Revenue	50,898	—		50,898
Other Revenue, net	(7,467)	4,250	(2)	(3,217)
Net Revenues	704,301	4,624		708,925

Expenses:
Employee Compensation and Benefits	419,929	—		419,929
Non-Compensation Costs	80,643	—		80,643
Total Expenses	500,572	—		500,572

Operating Income (a)	$203,729	$4,624		$208,353

Compensation Ratio (b)	59.6%			59.2%
Operating Margin (b)	28.9%			29.4%

	Investment Management Segment
	Three Months Ended March 31, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$17,115	$2,138	(1)	$19,253
Other Revenue, net	1,438	(1,294)	(3)	144
Net Revenues	18,553	844		19,397

Expenses:
Employee Compensation and Benefits	9,806	—		9,806
Non-Compensation Costs	3,112	—		3,112
Total Expenses	12,918	—		12,918

Operating Income (a)	$5,635	$844		$6,479

Compensation Ratio (b)	52.9%			50.6%
Operating Margin (b)	30.4%			33.4%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended March 31,
	2023	2022
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$462,562	$624,564
Underwriting Fees	22,883	36,306
Commissions and Related Revenue	48,065	50,898
Other Revenue, net	21,301	(7,467)
Net Revenues	554,811	704,301

Expenses:
Employee Compensation and Benefits	357,071	419,929
Non-Compensation Costs	92,009	80,643
Special Charges, Including Business Realignment Costs	2,921	—
Total Expenses	452,001	500,572

Operating Income (a)	$102,810	$203,729

Investment Management
Net Revenues:
Asset Management and Administration Fees	$15,958	$17,115
Other Revenue, net	1,374	1,438
Net Revenues	17,332	18,553

Expenses:
Employee Compensation and Benefits	9,801	9,806
Non-Compensation Costs	3,437	3,112
Total Expenses	13,238	12,918

Operating Income (a)	$4,094	$5,635

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$462,562	$624,564
Underwriting Fees	22,883	36,306
Commissions and Related Revenue	48,065	50,898
Asset Management and Administration Fees	15,958	17,115
Other Revenue, net	22,675	(6,029)
Net Revenues	572,143	722,854

Expenses:
Employee Compensation and Benefits	366,872	429,735
Non-Compensation Costs	95,446	83,755
Special Charges, Including Business Realignment Costs	2,921	—
Total Expenses	465,239	513,490

Operating Income (a)	$106,904	$209,364

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
(4)Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.
(5)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(6)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(7)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.